UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/11/2012

Pacer International, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-49828

Tennessee	62-0935669
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

6805 Perimeter Drive
Dublin, OH 43016
(Address of principal executive offices, including zip code)

614-923-1400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) (c) Effective on September 11, 2012, Jeff Cook has been promoted to the position of Vice President, Corporate Controller to serve as principal accounting officer for Pacer International, Inc. (the "Company") in connection with the departure from the Company of Michael Gordon as of such date. Mr. Cook, age 31, joined the Company in March 2011 as Assistant Vice President, Financial Reporting and was promoted to Vice President, Internal Audit in August 2011. From September 2003 until joining Pacer, he served in various roles with KPMG LLP, most recently as a Senior Audit Manager providing audit services to both public and private companies.

Mr. Cook's compensation as Corporate Controller includes an annual base salary of $165,000, a target bonus opportunity of 30% of his annual base salary and an employment contract based on the Company's standard form of executive employment agreement that provides for severance benefits if the Company terminates his employment without "cause" at his base salary rate for six months after termination and a pro-rata bonus if and to the extent such bonuses were earned under the terms of the Company's cash incentive plan in the year in which his employment is terminated. The employment agreement also provides for certain post-termination covenants in favor of the Company in exchange for salary continuation for the established severance period, which include not disclosing the Company's confidential business information and trade secrets; not participating in a competing business; and not soliciting the Company's employees, customers, vendors, agents or contractors to alter adversely their relationship with the Company. Mr. Cook also participates, in the Company's supplemental severance program that doubles the period during which severance would be payable if the employee's employment is terminated by the Company or its successor without cause or by the employee with "good reason" in each case within 18 months after a change in control of the Company.

Mr. Gordon is a party to an employment agreement with the Company on the Company's standard form of executive employment agreement, which provides for six months of severance and includes restrictive covenants for the Company's benefit relating to the non-disclosure of the Company's confidential business information and trade secrets and the non-solicitation of employees, customers, vendors, agents or contractors to alter adversely their relationships with the Company. The Company expects to enter into a severance agreement with Mr. Gordon on its standard form of executive severance agreement that would, among other matters, confirm the severance amounts payable and restrictive covenants applicable to Mr. Gordon and contain a release of claims in favor of the Company.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacer International, Inc.

Date: September 14, 2012	By:	/s/ John J. Hafferty
John J. Hafferty
Executive Vice President and Chief Financial Officer